As filed with the Securities and Exchange Commission on November 17, 1997
                                      Registration No. 333-
_________________________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                    ______________________

                           FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933
                    ______________________

                         NEOPATH, INC.
         (Exact Name of Registrant as Specified in Its Charter)

            Washington                         91-1436093
 (State or Other Jurisdiction of    (I.R.S. Employer Identification
  Incorporation or Organization)                  No.)

                   8271 - 154th Avenue N.E.
                   Redmond, Washington 98052
      (Address of Principal Executive Offices (Zip Code))

        NEOPATH, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                   (Full Title of the Plan)
                  __________________________

                        ALAN C. NELSON
             PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         NEOPATH, INC.
                   8271 - 154th Avenue N.E.
                  Redmond, Washington  98052
                        (425) 869-7284
      (Name, Address and Telephone Number, Including Area
                  Code, of Agent for Service)
                    ______________________
                           Copy to:
                  STEPHANIE G. DALEY-WATSON
                         PERKINS COIE
                1201 Third Avenue, 40th Floor
               Seattle, Washington  98101-3099
                       (206) 583-8433
                    ______________________
                CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum   Proposed Maximum      Amount of
Title of Securities     Amount to Be     Offering Price    Agregate Offering   Registration
 to Be Registered      Registered (1)     Per Share (2)      Offering Price        Fee
--------------------   --------------   ----------------   -----------------   ------------
Common  Stock, par
value $.01 per share      150,000         $17.6875           $2,653,125           $804

(1)     Includes an indeterminate number of additional  shares
  that may be issued to adjust the number of shares issued pursuant to such Employee Stock Purchase Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $17.6875, based on the average of the high sales price ($17.875) and the low sales price ($17.50) for the Registrant's common stock in the over-the-counter market on November 12, 1997, as reported by the Nasdaq National Market.

                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following  documents, filed with the Securities  and
Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K (File No. 0-25210) for the fiscal year ended December 31, 1996 which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b)  The Registrant's Quarterly Reports on Form 10-Q
(File  No.  0-25210) for the quarters ended  March  31,  1997,
June 30, 1997 and September 30, 1997; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 30, 1994, under
Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 8 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has also entered into indemnification agreements pursuant to which it has agreed, among other things, to indemnify its directors and officers against certain liabilities.

Item 8.  EXHIBITS

 Exhibit                       Description
  Number
--------     ------------------------------------------------
5.1          Opinion  of  Perkins Coie regarding legality  of
             the Common Stock being registered

23.1         Consent   of  Ernst  &  Young  LLP,  Independent
             Auditors (see page II-4)

23.2         Consent    of   Perkins   Coie   (included    in
             Exhibit 5.1)

Page II-1

24.1         Power of Attorney (see Signature Page)

99.1         NeoPath, Inc. 1997 Employee Stock Purchase Plan

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1)   To file during any period in which offers or  sales
are   being   made,   a  post-effective  amendment   to   this
Registration Statement:

          (i)    To   include  any  prospectus   required   by
Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)    To  remove  from  registration  by  means   of   a
post-effective   amendment  any  of   the   securities   being
registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Page II-2

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Redmond, state of Washington, on the 17th day of November, 1997.

                              NEOPATH, INC.



                                 /s/ Alan C. Nelson
                              -----------------------------
                              By:Alan C. Nelson
                                 President, Chief Executive
                                 Officer
                                 and Director


     Each person whose individual signature appears below hereby authorizes Alan C. Nelson or William L. Scott or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 17th day of November, 1997.

           Signature                           Title

         /s/ Alan C. Nelson           President, Chief Executive
        -------------------           Officer and Director (Principal
          Alan C. Nelson              Executive Officer)

         /s/ Walter L. Robb           Chairman of the Board
        -------------------
          Walter L. Robb

         /s/ William L. Scott         Vice President, and Chief
        ---------------------         Financial Officer and Director
          William L. Scott            (Principal Financial Officer)

         /s/ Robert C. Bateman        Corporate Controller and
        ----------------------        Treasurer
          Robert C. Bateman           (Principal Accounting Officer)

         /s/ Alan D. Frazier          Director
        --------------------
          Alan D. Frazier

         /s/ Cristina H. Kepner       Director
        -----------------------
          Cristina H. Kepner

         /s/ David A. Thompson        Director
        ----------------------
          David A. Thompson

         /s/ Gail R. Wilensky         Director
        ---------------------
          Gail R. Wilensky

Page  II-3

                                             EXHIBIT 23.1

      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NeoPath, Inc. 1997 Employee Stock Purchase Plan of our reports dated January 24, 1997 with respect to the financial statements of NeoPath, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP


Seattle, Washington
November 14, 1997



Page   II-4

                       INDEX TO EXHIBITS



 Exhibit                       Description
  Number

5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

23.1         Consent   of  Ernst  &  Young  LLP,  Independent
             Auditors (see page II-4)

23.2         Consent    of   Perkins   Coie   (included    in
             Exhibit 5.1)

24.1         Power of Attorney (see Signature Page)

99.1         NeoPath, Inc. 1997 Employee Stock Purchase Plan